UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 29, 2011

Così, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Lake Cook Road, Suite 600; Deerfield, Illinois		60015
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(847) 597-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On September 29, 2011, Cosi, Inc., a Delaware corporation (the “Company”), distributed a letter to its employees and franchisees reporting on the status of its search process for a permanent Chief Executive Officer and addressing certain public statements made by Bradley D. Blum of Blum Growth Fund, LLC.  A copy of such letter is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety by reference in this Item 8.01.

On October 6, 2011, the Company sent a letter to Mr. Blum in response to certain correspondences received from and public statements made by Mr. Blum.  A copy of such letter is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated in its entirety by reference in this Item 8.01.

Item 9.01.                     Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

99.1	Letter from the Company to Employees and Franchisees dated September 29, 2011.

99.2	Letter from the Company to Bradley D. Blum dated October 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2011	Così, Inc.

	By:	/S/ MARK DEMILIO

Name: Mark Demilio
Title: Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Letter from the Company to Employees and Franchisees dated September 29, 2011.	E

99.2	Letter from the Company to Bradley D. Blum dated October 6, 2011.	E